As filed with the Securities and Exchange Commission on October 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENESOLA LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3rd floor, 850 Canal St

Stamford, CT 06902

U.S.A.

(Address of Principal Executive Offices)

RENESOLA LTD

AMENDED AND RESTATED

2007 SHARE INCENTIVE PLAN

(Full title of the plan)

Ke Chen

Chief Financial Officer

3rd Floor, 850 Canal St

Stamford, CT 06902
U.S.A

Tel: +1(347) 577 9055 x115.

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq.

Kirkland & Ellis International LLP
c/o 26th Floor, Gloucester Tower,

The Landmark

15 Queen’s Road Central

Hong Kong

+852 3761-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value	1,033,900(3)	$0.3(3)	$310,170	—
Ordinary shares, no par value	1,300,000(3)	$0.16(3)	$208,000	—
Ordinary shares, no par value	840,000(3)	$1(3)	$840,000	—
Ordinary shares, no par value	6,826,100(4)	$0.706(4)	$4,819,226.60	—
Total	10,000,000	—	$6,177,396.60	$573

(1)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents ten ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-148559).
(2)	Represents ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the Amended and Restated 2007 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	These shares are issuable upon exercise of outstanding options granted under the Plan, and the proposed maximum offering price per share represents the exercise price of these options.
(4)	These shares are reserved for future award grants under the Plan, and the proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs, as reported on the New York Stock Exchange on October 15, 2021.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, ReneSola Ltd (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 10,000,000 shares under its Amended and Restated 2007 Share Incentive Plan (the “Plan”), as further amended by our shareholders at the annual general meeting of shareholders held on December 21, 2020 to increase the maximum number of the Registrant’s shares that may be issued pursuant to options or other awards granted under the Plan to a total of 22,500,000 shares. Pursuant to Instruction E, the contents of the Registrant’s Registration Statements on Form S-8 with File No. 333-153647 and Form S-8 with File No. 333-175479 respectively, as amended (the “Prior Registration Statement”), are hereby incorporated by reference, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed or furnished by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-33911) for the fiscal year ended December 31, 2020 filed with the Commission on April 28, 2021;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished on January 8, 2021, January 25, 2021, April 12, 2021, May 28, 2021, July 27, 2021, and September 1, 2021; and

(c)	The description of the Registrant’s shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-33911) filed with the Commission on January 11, 2008, including any amendment and report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

See the Exhibits Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, the United States, on October 20, 2021.

RENESOLA LTD

By:	/s/ Ke Chen
Name:	Ke Chen
Title:	Director and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Ke Chen, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 20, 2021.

Signature	Title
/s/ Martin Bloom
Name: Martin Bloom	Director

/s/ Tan Wee Seng
Name: Tan Wee Seng	Director

/s/ Julia Xu
Name: Julia Xu	Director

/s/ Sam (Kaiheng) Feng
Name: Sam (Kaiheng) Feng	Director

/s/ Crystal (Xinhan) Li
Name: Crystal (Xinhan) Li	Director

/s/ Yuanyuan Ma
Name: Yuanyuan Ma	Director

/s/ Ke Chen	Director and Chief Financial Officer
Name: Ke Chen	(principal financial and accounting officer)

/s/ Yumin Liu	Chief Executive Officer
Name: Yumin Liu	(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Amended and Restated Memorandum and Articles of Association of the Registrant

4.2	Form of Deposit Agreement dated as of January 28, 2008 among the Registrant, The Bank of New York Mellon (formerly known as “The Bank of New York”) as Depositary, and all owners and holders from time to time of American depositary receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-162257) filed with the Securities and Exchange Commission on October 1, 2009)

5.1*	Opinion of Harney Westwood & Riegels LLP

10.1*	2007 Share Incentive Plan, as amended and restated in January 2009, August 2010, August 2012, August 2016, January 2018, April 2018, and December 2020

23.1*	Consent of Grant Thornton, independent registered public accounting firm

23.2*	Consent of Harney Westwood & Riegels LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

* Filed herewith.